UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2007 (the "Closing"), the Company completed the sale of $230,432 of the Company's Common Stock to Laurus Master Fund, Ltd. ("Laurus")(the "Offering"). Pursuant to the Offering, the Company issued a total of 1,212,800 shares of its Common Stock to Laurus (the "Shares"). As a result of the Closing of the financing, the Company became obligated to pay to Midtown Partners & Co., LLC ("Midtown Partners") a fee of $18,434.56, which is equal to 8% of the Offering, plus warrants ("Placement Agent Warrant") to purchase 97,024 shares of Common Stock, which is equal to 8% of the Shares issued in the Offering. Midtown Partners intends to assign the Placement Agent Warrant to its controlling persons.

Item 3.02 Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, the Company issued a total of 1,212,800 shares of Common Stock to Laurus and became obligated to issue to Midtown Partners a Placement Agent Warrant to purchase 97,024 shares of Common Stock. These transactions were exempt under Section 4(2) of the Securities Act of 1933.

Item 8.01 Other Events.

On February 5, 2007, the Company and Laurus entered into an Omnibus Amendment agreement amending all of the Company's Convertible Preferred Stock agreements and Warrant Agreements with Laurus to increase the beneficial ownership limitation in those instruments from 4.99% to 9.99%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

February 13, 2007	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer